Exhibit 99.1

CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
FOURTH QUARTER AND YEAR-END 2009 RESULTS

DALLAS, TEXAS (February 17, 2010) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the fourth quarter and year ended December 31, 2009.

For the fourth quarter of 2009, net patient service revenue from continuing operations increased 3.6% to $173.4 million, compared with $167.3 million for the fourth quarter of 2008.  The Company’s net income attributable to Odyssey stockholders for the fourth quarter of 2009 was $11.8 million, or $0.35 per diluted share, as compared with $5.4 million, or $0.16 per diluted share, for the fourth quarter of 2008.  The Company’s EBITDA from continuing operations for the fourth quarter of 2009 was $22.3 million, compared with $12.9 million for the fourth quarter of 2008.

For the year ended December 31, 2009, net patient service revenue from continuing operations was $686.4 million, compared with $616.0 million for 2008.  The Company’s net income attributable to Odyssey stockholders for the year ended December 31, 2009 was $40.6 million, or $1.22 per diluted share, as compared with $14.4 million, or $0.43 per diluted share, for 2008.  The Company’s EBITDA from continuing operations for 2009 was $79.1 million, compared with $44.4 million for 2008.

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “I am pleased with our operating results for the fourth quarter of 2009 and for the full year.  We experienced good admission growth during the fourth quarter with admissions volume increasing by 1.7% over the fourth quarter of 2008.  Our average daily census increased slightly from 12,357 for the fourth quarter of 2008 to 12,427 for the fourth quarter of 2009.  Our admissions during the quarter were instrumental in achieving a Medicare cap contractual of only 1.1% of gross revenue for the fourth quarter of 2009 as compared with 1.8% for the fourth quarter of 2008.

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ODSY Announces Fourth Quarter and Year-End 2009 Results

February 17, 2010

“I am also pleased with our expense management during the fourth quarter.  Adjusted operating expenses per patient day actually decreased from $135.63 for the fourth quarter of 2008 to $132.12 for the fourth quarter of 2009.  This decrease in adjusted operating expenses is due in large part to a reduction in our workers’ compensation expense, several cost savings initiatives that we put in place in 2009 and our continued ability to leverage corporate and program level overhead expenses as patient census increases.  The decrease in our Medicare cap contractual as a percentage of gross revenue and reductions in our adjusted operating expenses per patient day resulted in solid operating margins for the fourth quarter of 2009.”

In closing, Mr. Lefton added, “As a result of our strong earnings performance and improved cash collections during the year, our balance sheet was strengthened significantly in 2009.  We ended the year with a cash balance of $128.6 million, and our cash balance now exceeds our long term debt.”

On October 1, 2009, payments to Medicare participating hospices increased by approximately 1.4%.  This increase includes the first year phase-out of the budget neutrality adjustment factor (“BNAF”) used in computing the hospice wage index.  The phase-out of the BNAF will occur over a seven-year period with 10% in the first year and an additional 15% in each of the following six years.

The Company also announced that during the first quarter of 2010 it acquired a small hospice program in Overland Park, Kansas, to complement the Company’s existing program located in Kansas City, Missouri, and received a certificate of need to develop and operate a hospice program in Seattle, Washington.  The Company noted that the award of the certificate of need is being contested by several hospice programs currently operating in the Seattle, Washington, market.

Conference Call
Odyssey will host a conference call to discuss the fourth quarter and year-end 2009 results on Thursday, February 18, 2010, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure included in this press release and is reconciled to the comparable GAAP financial measure in the tables attached to this press release.

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ODSY Announces Fourth Quarter and Year-End 2009 Results

February 17, 2010

In December 2007, the FASB issued a new accounting pronouncement regarding noncontrolling interests and the deconsolidation of a subsidiary (formerly SFAS No. 160 – “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”).  As a result of adopting this pronouncement at the start of fiscal 2009, the Company has changed its income statement presentation of noncontrolling interests (previously shown as minority interest).  Minority interest is no longer separately reported as a reduction to net income but is instead shown below net income under the heading “net income attributable to noncontrolling interests.”  The calculation of earnings per share is based on income attributable to Odyssey stockholders.  The Company’s Form 10-K filing with the SEC will contain additional information regarding the accounting and reporting impact of the Company’s adoption of this pronouncement.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; government and private party legal proceedings and investigations; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; declines in patient census growth; increases in inflation including inflationary increases in patient care costs; the Company’s ability to effectively implement the Company’s 2010 operations and development strategies; the Company’s ability to successfully integrate and operate acquired hospice programs; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; cost of complying with the terms and conditions of the Company’s corporate integrity agreement; adverse changes in the competitive environment in which the Company operates; changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in the Company’s estimate of additional stock-based compensation costs; and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009, and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained in this press release and in the presentation to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Fourth Quarter and Year-End 2009 Results

February 17, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED SELECTED OPERATING DATA

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009		2008
Continuing Operations:(1)
Admissions	12,246	12,037	49,513		46,772
Discharges	12,325	12,210	49,223		46,507
Average daily census	12,427	12,357	12,380		11,510
Discharge average length of stay	83.1	82.5	82.4		84.7
Gross revenue per patient day	$158.44	$153.58	$157.20		$151.64
Medicare cap as % of gross revenue	1.1%	1.8%	0.6%		1.1%
Net revenue per patient day	$151.65	$147.15	$151.91		$146.23
Operating expense per patient day	$133.79	$137.63	$135.90		$137.56
Adjusted operating expense per patient day(2)	$132.12	$135.63	$134.41		$133.81
Bad debt expense as % of net revenue	1.5%	1.9%	1.7%		1.8%

Same-Facility:(3)
Admissions	12,089	12,037		(4)		(4)
Average daily census	12,338	12,357		(4)		(4)
Average length of stay	83.7	82.5		(4)		(4)

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)
Adjusted operating expense per patient day for the three months ended December 31, 2009, excludes depreciation and amortization expenses of $1.51 and $0.16 per patient day of care, respectively.  Adjusted operating expense per patient day for the three months ended December 31, 2008, excludes ramp down and integration expenses of $0.03 and $0.18 per patient day of care, respectively, and excludes depreciation and amortization expenses of $1.61 and $0.18 per patient day of care, respectively.  Adjusted operating expense per patient day for the year ended December 31, 2009, excludes depreciation and amortization expenses of $1.40 and $0.09 per patient day of care, respectively.  Adjusted operating expense per patient day for the year ended December 31, 2008, excludes ramp down and integration expenses of $1.34 and $0.54 per patient day of care, respectively, and excludes depreciation and amortization expenses of $1.77 and $0.10 per patient day of care, respectively.

(3)	Same-facility information includes Odyssey hospice programs that have been in operation for the entire period of each period presented and Medicare certified for at least 12 months.
(4)
Year-ended December 31, 2009 and 2008 same-facility information has been omitted due to the lack of twelve full months of comparable data as a result of the 2008 acquisition of VistaCare and subsequent site consolidations.

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ODSY Announces Fourth Quarter and Year-End 2009 Results

February 17, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net patient service revenue	$173,377	$167,284	$686,438	$616,050
Operating expenses:
Direct hospice care	99,004	98,469	396,774	361,445
General and administrative – hospice care	33,437	34,114	134,335	128,718
General and administrative – support center	16,016	18,742	64,734	70,574
Provision for uncollectible accounts	2,596	3,105	11,490	10,907
Depreciation	1,728	1,827	6,333	7,437
Amortization	181	199	392	431
Income from continuing operations before other income (expense)	20,415	10,828	72,380	36,538

Other income (expense):
Interest income	95	415	479	1,968
Interest expense	(1,520)	(2,050)	(6,574)	(7,430)
	(1,425)	(1,635)	(6,095)	(5,462)
Income from continuing operations before provision for income taxes	18,990	9,193	66,285	31,076
Provision for income taxes	7,087	3,302	24,583	11,141
Income from continuing operations	11,903	5,891	41,702	19,935
Income (loss) from discontinued operations, net of tax	64	(395)	(498)	(5,252)
Net income	11,967	5,496	41,204	14,683
Less: Net income attributable to noncontrolling interests	196	142	613	257
Net income attributable to Odyssey stockholders	$11,771	$5,354	$40,591	$14,426

Income (loss) per common share:
Basic:
Continuing operations attributable to Odyssey stockholders	$0.35	$0.18	$1.25	$0.60
Discontinued operations attributable to Odyssey stockholders	0.01	(0.02)	(0.02)	(0.16)
Net income attributable to Odyssey stockholders	$0.36	$0.16	$1.23	$0.44
Diluted:
Continuing operations attributable to Odyssey stockholders	$0.35	$0.17	$1.24	$0.59
Discontinued operations attributable to Odyssey stockholders	0.00	(0.01)	(0.02)	(0.16)
Net income attributable to Odyssey stockholders	$0.35	$0.16	$1.22	$0.43

Weighted average shares outstanding:
Basic	33,098	32,724	32,935	32,674
Diluted	33,647	32,936	33,225	33,188

Amounts attributable to Odyssey stockholders:
Income from continuing operations, net of tax	$11,707	$5,749	$41,089	$19,678
Income (loss) from discontinued operations, net of tax	64	(395)	(498)	(5,252)
Net income	$11,771	$5,354	$40,591	$14,426

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ODSY Announces Fourth Quarter and Year-End 2009 Results

February 17, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	Dec. 31, 2009	Dec. 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$128,632	$56,043
Accounts receivable from patient services, net of allowance for uncollectible accounts of $12,462 and $9,789 at December 31, 2009 and December 31, 2008, respectively	110,593	127,922
Income taxes receivable	352	66
Deferred tax asset	10,235	13,319
Prepaid expenses and other current assets	6,017	7,906
Assets of discontinued operations	─	2,067
Total current assets	255,829	207,323
Property and equipment, net of accumulated depreciation	20,700	22,816
Deferred loan costs, net	3,033	3,761
Long-term investments	12,425	16,659
Intangibles, net of accumulated amortization	19,251	19,644
Goodwill	191,766	189,521
Other assets	―	1,227
Total Assets	$503,004	$460,951

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,016	$4,906
Accrued compensation	31,729	27,493
Accrued nursing home costs	18,144	16,478
Accrued Medicare cap contractual adjustments	18,798	23,719
Other accrued expenses	44,187	45,904
Current maturities of long-term debt	38,767	6,394
Total current liabilities	155,641	124,894
Long-term debt, less current maturities	76,435	116,681
Deferred tax liability	15,171	13,610
Other liabilities	4,597	3,233
Commitments and contingencies	─	─
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,549,833 and 38,137,834 shares issued at December 31, 2009 and December 31, 2008, respectively	39	38
Additional paid-in capital	125,716	117,732
Retained earnings	194,431	153,840
Accumulated other comprehensive loss	(1,481)	(1,585)
Treasury stock, at cost, 5,347,072 shares held at December 31, 2009 and December 31, 2008	(69,954)	(69,954)
Total Odyssey stockholders’ equity	248,751	200,071
Noncontrolling interests	2,409	2,462
Total equity	251,160	202,533
Total Liabilities and Equity	$503,004	$460,951

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ODSY Announces Fourth Quarter and Year-End 2009 Results

February 17, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2009	2008
Operating Activities:
Net income attributable to Odyssey stockholders	$40,591	$14,426
Adjustments to reconcile net income to net cash provided by operating activities and discontinued operations:
Loss from discontinued operations, net of taxes	498	5,252
Net income attributable to noncontrolling interests	613	257
Loss on disposal of property and equipment	410	150
Depreciation and amortization	6,725	7,868
Amortization of debt issue costs	728	892
Stock-based compensation expense	5,083	4,347
Deferred tax expense (benefit)	4,588	(2,434)
Tax benefit (expense) realized for stock option exercises	1,345	(150)
Provision for uncollectible accounts	11,490	10,907
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	7,240	(19,926)
Other assets	2,919	3,071
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	765	(3,611)
Net cash provided by operating activities and discontinued operations	82,995	21,049

Investing Activities:
Cash paid for acquisitions, net of cash acquired, and procurement of licenses	(3,035)	(126,796)
Cash received from the sale of hospice programs and property	1,490	1,344
Purchases of long-term investments	─	(9,000)
Sales of short-term and long-term investments	4,100	41,693
Purchase of property and equipment, net	(6,637)	(4,428)
Net cash used in investing activities	(4,082)	(97,187)

Financing Activities:
Proceeds from issuance of common stock	3,559	46
Cash (paid) received from sale of partnership interests and partnership distributions	(665)	893
Tax (benefit) expense realized for stock option exercises	(1,345)	150
Payments of debt issue costs	─	(4,368)
Proceeds from borrowings under credit facility	─	130,000
Payments on credit facility	(7,873)	(6,926)
Net cash (used in) provided by financing activities	(6,324)	119,795

Net increase in cash and cash equivalents	72,589	43,657
Cash and cash equivalents, beginning of period	56,043	12,386
Cash and cash equivalents, end of period	$128,632	$56,043

Supplemental Cash Flow Information:
Interest paid	$5,875	$5,529
Income taxes paid	$20,363	$1,754

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ODSY Announces Fourth Quarter and Year-End 2009 Results

February 17, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

This press release includes the non-GAAP financial measure of EBITDA.  The following table reconciles this non-GAAP financial measure to net income attributable to Odyssey stockholders, which Odyssey believes is the most comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income attributable to Odyssey stockholders	$11,771	$5,354	$40,591	$14,426
Add:
Net income attributable to noncontrolling interests	196	142	613	257
(Income) loss from discontinued operations, net of taxes	(64)	395	498	5,252
Provision for income taxes	7,087	3,302	24,583	11,141
Interest expense	1,520	2,050	6,574	7,430
Interest income	(95)	(415)	(479)	(1,968)
Depreciation	1,728	1,827	6,333	7,437
Amortization	181	199	392	431
EBITDA	$22,324	$12,854	$79,105	$44,406

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